UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015 (December 13, 2015)

NEWELL RUBBERMAID INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Glenlake Parkway

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 13, 2015, Newell Rubbermaid Inc., a Delaware corporation (“Newell”), Jarden Corporation, a Delaware corporation (“Jarden”), NCPF Acquisition Corp. I, a Delaware corporation and a wholly-owned subsidiary of Newell (“Newell Merger Sub”), and NCPF Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Newell (“Successor Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Newell will combine with Jarden in a series of merger transactions (the “Combination”).

Newell Merger Sub will merge with and into Jarden (the “Jarden Merger”), with Jarden continuing as the surviving corporation and as a wholly-owned subsidiary of Newell. Immediately following the effectiveness of the Jarden Merger, Jarden will merge with and into Successor Merger Sub, with Successor Merger Sub continuing as the surviving corporation (the “Successor Merger Sub Merger” and, together with the Jarden Merger, the “Combined Mergers”). As a result of the Combined Mergers, the Successor Merger Sub, with the legacy business of Jarden, will become a direct wholly-owned subsidiary of Newell. Following the consummation of the Combination, Newell will change its name to Newell Brands Inc.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Jarden Merger, each holder of shares of common stock, par value $0.01 per share, of Jarden (the “Jarden Common Stock”) issued and outstanding immediately prior to the effective time of the Jarden Merger will be entitled to receive consideration (the “Merger Consideration”) consisting of (i) $21.00 in cash, without interest (the “Cash Consideration”) and (ii) 0.862 of a validly-issued, fully paid and nonassessable share of common stock (the “Stock Consideration”), par value $1.00 per share, of Newell (“Newell Common Stock”). At the effective time of the Jarden Merger, each option to purchase shares of Jarden Common Stock that is outstanding immediately prior to the effective time of the Jarden Merger will automatically and without any action on the part of the holder thereof, fully vest (to the extent unvested), and, in exchange for cancellation of the option, entitle the holder thereof to receive the per share Merger Consideration for each Net Option Share (as defined in the Merger Agreement) of Jarden Common Stock underlying such option. At the effective time of the Jarden Merger, each restricted stock award that represents a right to receive shares of Jarden Common Stock that is outstanding immediately prior to the effective time of the Jarden Merger (other than a limited number of restricted stock awards that will be cancelled in exchange for similar awards in respect of Newell Common Stock using a customary exchange ratio), will automatically and without any action on the part of the holder thereof vest (to the extent unvested), and thereafter be cancelled and converted into the right to receive the per share Merger Consideration for each share of Jarden Common Stock underlying such restricted stock award. No fractional shares of Newell Common Stock will be issued in the Jarden Merger, and Jarden stockholders will receive cash in lieu of any fractional shares.

Each of Newell and Jarden have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) relating to the conduct of their respective businesses between the execution of the Merger Agreement and the consummation of the Jarden Merger, (ii) to use their commercially reasonable efforts to obtain all requisite governmental and regulatory approvals, including approvals in the U.S., Europe, Canada, Mexico and several other foreign jurisdictions, and (iii) to refrain from taking certain actions prior to the consummation of the Jarden Merger without the other party’s consent. The Merger Agreement also contains “no shop” provisions that restrict each of Newell’s and Jarden’s ability to solicit or initiate discussions with third parties regarding other proposals to acquire Jarden or Newell, as applicable, and Newell and Jarden have each agreed to certain terms and conditions relating to their ability to respond to, enter into discussion and negotiation with respect to, and to approve and accept, certain unsolicited proposals that constitute or are reasonably likely to lead to a superior offer. In addition, Newell and Jarden made certain other customary covenants, including, among others and subject to certain exceptions, (i) in the case of Jarden, for its board of directors to recommend that Jarden’s stockholders adopt the Merger Agreement, and in the case of Newell, for its board of directors to recommend that Newell’s stockholders approve the issuance of the Stock Consideration, and (ii) to cause a meeting of their respective stockholders to be held as soon as practicable to, in the case of Newell, consider approval of the issuance of the Stock Consideration and, in the case of Jarden, consider adoption of the Merger Agreement.

The consummation of the Combination is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) adoption of the Merger Agreement by Jarden’s stockholders, (ii) approval by Newell’s stockholders of the issuance of the Stock Consideration, (iii) effectiveness under the Securities Act of 1933 of Newell’s Form S-4 registration statement relating to the offer, sale and issuance of the Stock Consideration and the absence of any stop order in respect thereof or proceedings by the SEC for that purpose, (iv) approval for listing on the New York Stock Exchange of the shares of Newell Common Stock to be issued as Stock Consideration, (v) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and the affirmative approval or expiration of waiting periods in certain other specified jurisdictions, (vi) the absence of laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit consummation of the Combination, (vii) subject to certain exceptions, the accuracy of representations and warranties with respect to the businesses of Newell and Jarden and compliance by Newell and Jarden with their respective covenants contained in the Merger Agreement, and (viii) the absence of a material adverse effect relating to Newell or Jarden. Pursuant to the terms of the Merger Agreement, unless Newell and Jarden otherwise agree, consummation of the Combination cannot occur prior to March 31, 2016.

The Combination is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is subject to receipt of certain tax opinions of each of Newell’s and Jarden’s counsel that the Combination will qualify as such.

The Merger Agreement contains certain termination rights exercisable by either Newell or Jarden prior to the effective time of the Jarden Merger under certain circumstances, including if (i) the Combined Mergers are not consummated by July 31, 2016 (the “Outside Date”), which may be extended by either Newell or Jarden up to two times, each for an additional 45 day period, in each case, under certain circumstances in order to obtain required antitrust approvals, or (ii) certain governmental authorities have issued a law or order permanently prohibiting the consummation of the Combined Mergers. In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by Newell or Jarden to enter into a definitive agreement for a proposal that constitutes a superior proposal (as described in the Merger Agreement), Newell or Jarden, as applicable, will be required to pay the other a cash termination fee equal to $385 million.

The Merger Agreement is not subject to a financing contingency. However, in the event all conditions to the Combination are satisfied but Newell is unable to (i) obtain the financing contemplated by the Commitment Letter below and (ii) secure alternative investment grade financing, then, in certain circumstances, either party may terminate the Merger Agreement, and in connection with such termination, Newell will be required to pay Jarden a cash termination fee equal to $900 million.

In addition, if the Merger Agreement is terminated due to (i) a failure to obtain the necessary Jarden stockholder approval, but Newell stockholders have approved the issuance of the Stock Consideration, then Jarden will reimburse Newell for up to $100 million of the fees and expenses incurred by Newell in connection with the Combination or (ii) a failure to obtain the necessary Newell stockholder approval, but Jarden stockholders have approved the adoption of the Merger Agreement, then Newell will reimburse Jarden for up to $100 million of the fees and expenses incurred by Jarden in connection with the Combination.

Pursuant to the Merger Agreement, effective as of the effective time of the Jarden Merger, three directors of Jarden will be appointed to the Newell board of directors.

The representations and warranties made by Newell and Jarden in the Merger Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by the parties to each other in connection with the signing of the Merger Agreement. While Newell does not believe that these disclosure letters contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. Investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Newell or Jarden, because they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Newell and Jarden rather than establishing matters as fact. Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

Debt Financing Commitment Letter.

In connection with entering into the Merger Agreement, Newell has entered into a commitment letter (the “Commitment Letter”), dated as of December 13, 2015, with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GSLP” and, together with GS Bank, “Goldman Sachs”), pursuant to which, among other things, Goldman Sachs has committed to provide debt financing for the Combination, consisting of a $10.5 billion senior unsecured bridge facility (the “Bridge Facility”). Bridge Facility availability is subject to reduction in equivalent amounts upon the completion of any issuance of debt securities by Newell and upon other specified events, and any amounts as provided in the Commitment Letter. The obligation of Goldman Sachs to provide this debt financing is subject to a number of customary conditions, including, without limitation, execution and delivery of certain definitive documentation.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Mark S. Tarchetti and William A. Burke, III, the Chief Development Officer and Chief Operating Officer of Newell, respectively, who each had announced their intentions to resign from their respective positions at Newell as of the end of 2015, have agreed to remain in the employ of Newell and are expected to assume new positions in connection with the Combination.

Caution Concerning Forward Looking Statements

Statements that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the timing of completion of the proposed combination, the expected benefits of the proposed combination, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies therefrom, and anticipated future financial and operating performance results, including operating margin or gross margin capital and other expenditures, cash flow, dividends, restructuring and other project costs, costs and cost savings, and debt ratings. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that the necessary shareholder approvals may not be obtained; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed combination will not be consummated in a timely manner; risks that any of the closing conditions to the proposed combination may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed combination; the risk that we are unable to retain our investment grade rating; failure to realize the benefits expected from the proposed combination; failure to promptly and effectively integrate the combination; and the effect of the announcement of the proposed combination on the ability of Newell Rubbermaid to retain customers and retain and hire key personnel, maintain relationships with suppliers, on its operating results and businesses generally and those factors listed in Newell Rubbermaid’s most recently filed Quarterly Report on Form 10-Q and exhibit 99.1 thereto, in each case, filed with the Securities and Exchange Commission (“SEC”). Changes in such assumptions or factors could produce significantly different results. The information contained in this Current Report on Form 8-K is as of the date indicated. Newell Rubbermaid does not assume any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information or future events or developments.

Additional Information and Where to Find It

In connection with the proposed combination, Newell Rubbermaid and Jarden will file a registration statement on Form S-4 that will include the Joint Proxy Statement of Newell Rubbermaid and Jarden that also constitutes a prospectus of Newell Rubbermaid. Newell Rubbermaid and Jarden plan to mail to their respective shareholders the Joint Proxy Statement/Prospectus in connection with the combination. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWELL RUBBERMAID, JARDEN, AND THE PROPOSED COMBINATION. Investors and shareholders will be able to obtain copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Newell Rubbermaid and Jarden free of charge at the SEC’s website, www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Newell Rubbermaid by accessing Newell Rubbermaid’s website at www.newellrubbermaid.com by clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link or by contacting Newell Rubbermaid Investor Relations at investor.relations@newellrubbermaid.com or by calling 1-800-424-1941, and will be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Jarden by accessing Jarden’s website at www.Jarden.com by clicking on the “For Investors” link and then clicking on the “SEC Filings” link or by contacting Jarden Investor Relations at rwilson@jarden.com or by calling 203-845-5300. Shareholders may also read and copy any reports, statements and other information filed by Newell Rubbermaid or Jarden with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Newell Rubbermaid, Jarden and certain of their respective directors, executive officers and other persons may be considered participants in the solicitation of proxies from the respective shareholders of Newell Rubbermaid and Jarden in respect of the proposed combination contemplated by the Joint Proxy Statement/Prospectus. Information regarding Newell Rubbermaid’s directors and executive officers is available in Newell Rubbermaid’s Form 10-K filed with the SEC on March 2, 2015, its proxy statement filed with the SEC on April 1, 2015 in connection with its 2015 annual meeting of stockholders and its Forms 8-K filed with the SEC on February 12, 2015, May 19, 2015, October 9, 2015 and November 16, 2015. Information regarding Jarden’s directors and executive officers is available in Jarden’s Form 10-K filed with the SEC on March 2, 2015, its proxy statement filed with the SEC on April 20, 2015 in connection with its 2015 annual meeting of stockholders and its Forms 8-K filed with the SEC on January 5, 2015 and June 9, 2015. Other information regarding persons who may be considered participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2015, by and among Newell Rubbermaid Inc., Jarden Corporation, NCPF Acquisition Corp. I and NCPF Acquisition Corp. II*

10.1	Commitment Letter, dated December 13, 2015, by and among Newell Rubbermaid Inc., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC

*	Certain exhibits and schedules have been omitted, and Newell Rubbermaid agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015

NEWELL RUBBERMAID INC.

By:	/s/ Bradford R. Turner
Bradford R. Turner Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2015, by and among Newell Rubbermaid Inc., Jarden Corporation, NCPF Acquisition Corp. I and NCPF Acquisition Corp. II *

10.1	Commitment Letter, dated December 13, 2015, by and among Newell Rubbermaid Inc., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC

*	Certain exhibits and schedules have been omitted, and Newell Rubbermaid agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.